SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2008

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2008, TVI Corporation (“TVI”) and Glenn Dale Business Center, L.L.C. (the “Landlord”) entered into the Fourth Amendment to Lease (the “Amendment”), extending the terms of the lease agreement dated February 16, 1998, as previously amended (collectively the “Lease”) with respect to TVI’s headquarters facility, which houses TVI’s administrative and manufacturing facilities, which consists of approximately 118,000 square feet, of which approximately 109,000 square feet are used as manufacturing space.

The Lease Extension extends the term of the Lease for five years, from April 30, 2010 through April 30, 2015, and provides for the renovation of approximately 30,000 sq. ft. of space in which TVI’s filter canister assembly line is located. TVI will be granted an allowance equal to 85% of the total costs (estimated at $364,000), which allowance will be amortized over approximately six (6) years in the increased rent. The remaining 15% of the costs will be paid by TVI to landlord in advance of construction. The Amendment increases the average base rent of $51,916 per month by 5% effective on each of March 1, 2009, March 1, 2010 and May 1, 2011 and thereafter at 2.5% annual escalations.

A copy of the Amendment is attached as Exhibit 10.6.4 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits:

The following item is filed as an exhibit to this current report on Form 8-K:

10.6.4	Fourth Amendment to Lease dated June 18, 2008 between TVI Corporation and Glenn Dale Business Center, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: June 23, 2008	/s/ Sherri Voelkel
Sherri Voelkel
Senior Vice President
and Chief Financial Officer

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